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                                                                    EXHIBIT 10.1

                             CONTRIBUTION AGREEMENT

                                  by and among

                            HIGH SPEED ACCESS CORP.,
                               OPM SERVICES, INC.,
                        GIBBS FAMILY LIMITED PARTNERSHIP,
                          COLORADO LIMITED PARTNERSHIP,
                       PITCOCK FAMILY LIMITED PARTNERSHIP
                              JOSEPH S. GANS, III,
                                 JOSEPH W. AMAN,
                                LAWRENCE SHEWACK,
                                  JOHN HOWELL,
                               TERRENCE J. HERRON
                                       and
                            BROADBAND SOLUTIONS, LLC



                                  April 3, 1998


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                             CONTRIBUTION AGREEMENT


                  THIS CONTRIBUTION AGREEMENT ("Agreement") is made and entered into as of the 3rd day of April, 1998, by and among (i) HIGH SPEED ACCESS CORP., a Delaware corporation ("Holding Company"), (ii) BROADBAND SOLUTIONS, LLC, a Kentucky limited liability company ("Investor"), (iii) OPM SERVICES, INC., a Kentucky corporation ("OPM"), COLORADO LIMITED PARTNERSHIP, a Georgia limited partnership ("CLP"), and GIBBS FAMILY LIMITED PARTNERSHIP, a Georgia limited partnership ("GFLP") (collectively, the "CATV Shareholders"); and (iv) PITCOCK FAMILY LIMITED PARTNERSHIP, a Georgia limited partnership ("Pitcock"), JOSEPH S. GANS, III, an individual ("Gans"), JOSEPH W. AMAN, an individual, LAWRENCE SHEWACK, an individual, JOHN HOWELL, an individual, and TERRENCE J. HERRON, an individual (collectively, the "HSA Shareholders").

                  WITNESSETH:

                  Investor and the CATV Shareholders own 100% of the issued and outstanding shares of capital stock of CATV.net, Inc. ("CATV") as set forth on
Schedule 1 hereto.

                  Investor and the HSA Shareholders own 100% of the issued and outstanding shares of capital stock of High Speed Access Network, Inc. ("HSA") as set forth on Schedule 2 hereto.

                  Holding Company desires to issue, and Investor and each of the CATV Shareholders and the HSA Shareholders desire to acquire, the number of shares of Holding Company's authorized but unissued Preferred Stock and Common Stock set forth opposite its or his name on Schedule 3 hereto.

                  Holding Company desires to sell and issue, and Investor desires to purchase and acquire the Additional Holding Company Shares (as defined below), if any, upon the terms and subject to the conditions contained herein.

                  It is intended that, for federal income tax purposes, the transactions contemplated by Section 1.A of this Agreement shall qualify as an exchange governed by Section 351 of the Internal Revenue code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and intending to be legally bound, Holding Company, Investor, the CATV Shareholders and the HSA Shareholders agree as follows:

         1.       Contribution; Post Closing Capital Calls .

                  A. Subject to the terms and conditions of this Agreement, at the Closing, as hereinafter defined:



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                  [1] [a] Investor agrees that it shall contribute, convey,
         transfer, assign and deliver to Holding Company the number of shares of CATV Preferred Stock set forth opposite its name on Schedule 1 attached hereto and the number of shares of HSA Preferred Stock set forth opposite its name on Schedule 2 attached hereto, [b] each of the CATV Shareholders agrees that it shall contribute, convey, transfer, assign and deliver to Holding Company the number of shares of CATV Common Stock set forth opposite its name on Schedule 1 attached hereto, and [c] each of the HSA Shareholders agrees that he shall contribute, convey, transfer, assign and deliver to Holding Company the number of shares of HSA Common Stock set forth opposite his name on Schedule 2 attached hereto; and

                  [2] [a] Holding Company agrees to sell, issue and deliver to Investor the number of shares of Preferred Stock of Holding Company set forth opposite Investor's name on Schedule 3 attached hereto in consideration of Investor contributing to Holding Company the number of shares of CATV Preferred Stock and HSA Preferred Stock set forth opposite its name on Schedule 1 and Schedule 2;

                      [b] Holding Company agrees to sell, issue and deliver to each CATV Shareholder the number of shares of Common Stock of Holding Company set forth opposite each such CATV Shareholder's name on
         Schedule 3 attached hereto in consideration of each such CATV Shareholder's contributing to Holding Company the number of shares of CATV stock set forth opposite its name on Schedule 1; and [c] Holding Company agrees to sell, issue and deliver to each HSA Shareholder the number of shares of Common Stock of Holding Company set forth opposite each such HSA Shareholder's name on Schedule 3 attached hereto in consideration of each such HSA Shareholder's contributing to Holding Company the number of shares of HSA stock set forth opposite his name on Schedule 2.

                  B. Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at the option of Holding Company, evidenced by a resolution of its Board of Directors and upon ten (10) days prior written notice given by Holding Company to Investor, Investor agrees to purchase from Holding Company, and Holding Company agrees to sell, issue and deliver to Investor, up to 4,000,000 shares of Holding Company Preferred Stock ("Additional Holding Company Shares") at a price of One Dollar ($1.00) per share, resulting in an additional total purchase price to Investor not to exceed Four Million Dollars ($4,000,000) in the aggregate for such additional shares of Holding Company Preferred Stock (the "Post Closing Capital Calls"). There may be one or more Post Closing Capital Calls, provided that pursuant thereto [i] Investor shall be, under no circumstances, obligated to purchase more than 4,000,000 shares of Preferred Stock in the aggregate, and [ii] Investor shall be, under no circumstances, obligated to purchase any shares of Preferred Stock pursuant to a Post Closing Capital Call if, as of the date of such Post Closing Capital Call, Holding Company has not met the monthly performance projections set out in Holding Company's Confidential Business Plan dated March 31, 1998


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("Confidential Business Plan"), a copy of which is attached hereto as Schedule
4, as determined by Investor in its sole discretion.

         2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on April 3, 1998, at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky, or at such other time, date, or place as shall be mutually agreed upon by the parties hereto in writing (the "Closing Date"). Each of the Post Closing Capital Calls, if any, shall be consummated at Holding Company's option as contemplated by Section 1.B above by delivery of a certificate representing the shares of Preferred Stock Investor is purchasing against payment of the purchase price therefor in immediately available funds.

         3.       Closing Items.

                  A. At the Closing, Holding Company shall deliver, or cause to be delivered, the following items:

                           [1] certificates representing the shares of Preferred Stock that Investor is purchasing against delivery of shares of CATV Preferred Stock and HSA Preferred Stock as set forth on Schedule 1 and
         Schedule 2;

                           [2] certificates representing the shares of Common Stock that each of the CATV Shareholders is purchasing against delivery of shares of CATV Common Stock as set forth on Schedule 1;

                           [3] certificates representing the shares of Common Stock that each of the HSA Shareholders is purchasing against delivery of shares of HSA Common Stock as set forth on Schedule 2;

                           [4] the Certificate of Incorporation of Holding Company ("Certificate") in the form attached hereto as Exhibit A certified by the Delaware Secretary of State;

                           [5] the Bylaws of Holding Company ("Bylaws"), certified as to their due adoption and continued validity by the Secretary of Company;

                           [6] the Registration Rights Agreement in the form attached hereto as Exhibit B ("Registration Rights Agreement") duly executed by Holding Company;

                           [7] the Shareholders Agreement in the form attached hereto as Exhibit C ("Shareholders Agreement") duly executed by Holding Company;


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                           [8] the 1998 Stock Option Plan in the form attached
         hereto as Exhibit D (the "Stock Option Plan") duly executed by Holding Company; and

                           [9] resolutions of the Board of Directors of Holding Company authorizing the execution, delivery and consummation of this Agreement, the issuance of the shares of Preferred Stock and Common Stock, and the other matters contemplated hereby, certified as to their due adoption and continued validity by the Secretary of Company.

                  B. At the Closing, Investor shall deliver, or cause to be delivered the following items:

                           [1] certificates representing shares of CATV
         Preferred Stock or HSA Preferred Stock set forth opposite its name on Schedules 1 and 2, duly endorsed for transfer, free and clear of any liens, claims and encumbrances;

                           [2] the Registration Rights Agreement executed by Investor; and

                           [3] the Shareholders Agreement executed by Investor.

                  C. At the Closing, each of the CATV Shareholders shall deliver, or cause to be delivered the following items:

                           [1] certificates representing shares of CATV Common Stock set forth opposite its name on Schedule 1, duly endorsed for transfer, free and clear of any liens, claims and encumbrances; and

                           [2] the Shareholders Agreement executed by each CATV
Shareholder.

                  D. At the Closing, each of the HSA Shareholders shall deliver, or cause to be delivered the following items:

                           [1] certificates representing shares of HSA Common Stock set forth opposite its name on Schedule 2, duly endorsed for transfer, free and clear of any liens, claims and encumbrances; and

                           [2] the Shareholders Agreement executed by each HSA Shareholder.

         4. Further Assurances. Each party shall execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated hereby and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

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         5. Representations and Warranties of Holding Company. Holding Company
hereby represents and warrants to Investor, as of the date hereof and as of the date of each additional issuance of Preferred Shares to Investor pursuant to Post Closing Capital Calls, and to the CATV Shareholders and the HSA Shareholders as of the date hereof, as follows:

                  A. Corporate Standing. Holding Company is a corporation duly organized, validly existing, and in good standing under the laws of the Delaware. Holding Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any other agreement to which Holding Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"). True and accurate copies of the articles of incorporation, and all amendments thereto, bylaws (and all amendments thereto) and minute book (containing the records of all meetings and written consents of the stockholders, the board of directors and any committees of the board of directors) of Holding Company have previously been delivered to counsel to Investor.

                  B. Authorization. The execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Holding Company. Each of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any Ancillary Agreement have been duly executed and delivered by Holding Company, and constitutes the legal, valid and binding obligation of Holding Company, enforceable against it in accordance with its terms.

                  C. Capitalization. The authorized capital stock of Holding Company consists of [i] 9,900,000 Common Shares with $.01 par value per share ("Common Shares"), none of which is outstanding as of the date hereof and [ii] 5,000,000 Preferred Shares, no par value per share ("Preferred Shares"), none of which is outstanding at the date hereof. 5,000,000 Common Shares have been duly and validly reserved for issuance upon conversion of the Preferred Shares, and 900,000 Common Shares have been duly and validly reserved for issuance under Holding Company's Stock Option Plan. Except for (i) the conversion and other privileges of the Preferred Shares, and (ii) the rights provided in Section 11.A hereof and in the Registration Rights Agreement and the Shareholders Agreement, there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of Holding Company's capital stock or the Common Stock or Preferred Stock to be issued hereunder or any instruments that can be converted into shares of Holding Company's capital stock or the Common Stock or Preferred Stock to be issued hereunder. None of the shares of Holding Company's capital stock have been issued in violation of any preemptive right. All issuances, transfers or purchases of the capital stock of Holding Company have been in compliance


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with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon, if any, have been paid. No former or present holder of any of the shares of capital stock of Holding Company has any legally cognizable claim against Holding Company based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares of capital stock by Holding Company. Except for obligations of Holding Company to redeem Preferred Shares as contemplated by Section 11.A hereof, there are no contractual obligations of Holding Company to repurchase, redeem or otherwise acquire any shares of capital stock of Holding Company. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of Holding Company may vote are issued or outstanding. Holding Company is not a party or subject to any agreement or understanding, and, to Holding Company's best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of Holding Company.

                  D. Validly Issued Shares. The shares of Common Stock and Preferred Stock to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders Agreement and under applicable federal and state securities laws. The issuance of the Common Stock and Preferred Stock to Investor pursuant to this Agreement will comply with all applicable laws, including federal and state securities laws, and will not violate the preemptive rights of any person. The Common Shares issuable upon conversion of the Preferred Stock being purchased under this Agreement will be, upon issuance and delivery in accordance with the terms of the Certificate, duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Shareholders Agreement and under applicable federal and state securities laws. The issuance of the Common Shares upon conversion of the Preferred Stock will comply with all applicable laws, including federal and state securities laws (assuming the accuracy of the representations set forth in Sections 6.B through 6.E of this Agreement as of the date of issuance of such Common Shares), and will not violate the preemptive rights of any person.

                  E. No Conflict. The execution and delivery of this Agreement, the Shareholders Agreement and the Registration Rights Agreement, and any Ancillary Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Certificate or Bylaws, or result in any Violation of any material lease, agreement, obligation, instrument, permit, concession, franchise,


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license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holding Company or Holding Company's properties or assets.

                  F. Contracts and Other Commitments; Compliance. No event or condition has occurred or exists, or, to the knowledge of Holding Company, is alleged by any of the other parties thereto to have occurred or existed, which constitutes, or with lapse of time or giving of notice or both might constitute, a default or breach under any contract, agreement, lease, loan, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent to which Holding Company is a party, which default is reasonably likely to result in a material adverse change in the financial condition, results of operation or business of Holding Company. Holding Company is not in violation or default of any provision of its Certificate or Bylaws or in any respect of any provision of any contract.

                  G. Subsidiaries. Holding Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Holding Company is not a participant in any joint venture, partnership or similar arrangement.

                  H. Consents. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to Holding Company in connection with the execution and delivery of this Agreement, or the consummation by Holding Company of the transactions contemplated hereby, which has not already been obtained, except for notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

                  I. Financial Statements. On and after the Closing, Holding Company shall deliver to Investor the financial statements required by Section 11.B of this Agreement (the "Financial Statements"). The Financial Statements, including any footnotes thereto, will be true, correct and complete and present fairly the financial condition of Holding Company as of and for the respective dates set forth therein.

                  J. Indebtedness for Borrowed Money; No Undisclosed Liabilities. Holding Company has no direct or indirect indebtedness for borrowed money, indebtedness by way of lease-purchase arrangements, guarantees, undertakings, chattel mortgages or other security arrangements with any bank, financial institution or other third party. Except as and to the extent reflected and adequately reserved against in the Financial Statements or incurred in the ordinary course of business since the date of the Financial Statements,


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Holding Company will not have any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

                  K. Absence of Changes. As of the date of each Post Closing Capital Call, there shall not have been:

                  [1] any change in the assets, liabilities, financial condition or operating results of Holding Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  [2] any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of Holding Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  [3] any waiver or compromise by Holding Company of a valuable right or of a material debt owed to it;

                  [4] any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Holding Company, except in the ordinary course of business and that is not material to the business, properties, or financial condition of Holding Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  [5] any material change to a material contract or arrangement by which Holding Company or any of its assets is bound or subject;

                  [6] any material change in any compensation arrangement or agreement with any employee or officer;

                  [7] any sale, assignment, or transfer of any intangible assets;

                  [8] any resignation or termination of employment of any key officer of Holding Company;

                  [9] any mortgage, pledge, transfer of a security interest in, or lien, created by Holding Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  [10] any declaration, setting aside or payment of any dividend or other distribution of Holding Company's assets in respect of any of Holding Company's


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         capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Holding Company;

                  [11] to the best of Holding Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of Holding Company (as such business is presently conducted and as it is presently proposed to be conducted); or

                  [12] any agreement or commitment by Holding Company to do any of the things described in this Section 5.K.

                  L. Title to Property and Assets; Leases.

                  [1] Holding Company is not bound or committed to make any capital improvement or expenditure with respect to its owned or leased real or personal property.

                  [2] Holding Company owns no real property in fee simple. Holding Company has good, valid and marketable title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for liens for current taxes not yet due and payable. With respect to the property and assets that it leases, Holding Company is in compliance with such leases and, to Holding Company's best knowledge, holds a valid leasehold interest, free and clear of any liens, claims and encumbrances. All properties and assets of Holding Company are in the possession or control of Holding Company, and no other person is entitled to possession of any such properties and assets.

                  M. Legal Proceedings. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to Holding Company's best knowledge, threatened against or affecting Holding Company or against any asset, interest or right of either of them or which questions the validity of the transactions contemplated by this Agreement and Holding Company does not know of any facts which may constitute a basis therefor.

                  N. Environmental Matters. Holding Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (the "Environmental Laws"), and, to Holding Company's best knowledge, as of the date hereof no material expenditures are required to be made by Holding Company in order to comply with any of the Environmental Laws.


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                  O. Licenses and Permits; Compliance with Laws. Holding Company holds all franchises, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of Holding Company's business and is in compliance with the terms thereof. Holding Company has complied with and is not in any default under (and has not been charged with or received notice with respect to, nor is threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failures to comply.

                  P. Employee Benefit Plans. Each employee benefit plan of Holding Company, including any profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Holding Company (collectively "Benefit Plans"), or any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between Holding Company and any officer, director or employee of Holding Company, has been administered in all material respects in accordance with its terms and all applicable laws.

                  Q. Labor Relations.

                           [1] Holding Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

                           [2] There is no unfair labor practice charge or complaint or any other matter against or involving Holding Company pending or, to Holding Company's best knowledge, threatened before the National Labor Relations Board or any court of law;

                           [3] There is no labor strike, dispute, slowdown or stoppage actually pending or, to Holding Company's best knowledge, threatened against Holding Company;

                           [4] Holding Company is not a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

                           [5] There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex,

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         age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to Holding Company's best knowledge, threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against Holding Company. There have been no governmental audits of the equal employment opportunity practices of Holding Company and, to Holding Company's best knowledge, no basis for any such claim exists; and

                           [6] Holding Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act.

                  R. Insurance. Holding Company is not liable for any material retroactive premium adjustments with respect to any of its insurance policies or bonds. All such policies and bonds are legal, valid and enforceable and in full force and effect and Holding Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy received any notice of premium increases or cancellations with respect to any of such policies and bonds. Holding Company believes the amount and type of Holding Company's insurance coverage is adequate for Holding Company's business and is consistent with good business practice.

                  S. Tax Matters. Holding Company has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports ("Tax Returns") required to be filed and all such Tax Returns were correct and complete in all respects. Holding Company has paid, or made adequate provisions for the payment of, all taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in the returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. There are no security interests on any of the assets of Holding Company that arise in connection with any failure (or alleged failure) to pay any tax. Holding Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No material deficiencies for any taxes have been proposed, asserted or assessed against Holding Company that are not adequately reserved for.

                  T. Related Party Transactions. No employee, officer or holder of Holding Company's Common Shares or member of his or her immediate family is indebted to Holding Company, nor is Holding Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services


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rendered, (ii) reimbursement for reasonable expenses incurred on behalf of
Holding Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Holding Company). To the best of Holding Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Holding Company has a business relationship, or any firm or corporation that competes with Holding Company, except that employees, stockholders, and officers of Holding Company and members of their immediate families may own stock in publicly traded companies that may compete with Holding Company.

                  U. Brokers' and Finders' Fees. Holding Company has not employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.

                  V. Registration Rights. Holding Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of is outstanding securities or any of its securities that may be subsequently issued.

                  W. Small Business Concern. Holding Company, together with any "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SBIA"), and the regulations thereunder, including Section 121.301 of Title 13 of the Code of Federal Regulations. Holding Company does not presently engage in, and it shall not hereafter engage in, any activities, nor shall it use, directly or indirectly, the proceeds from the sale of the Preferred Shares hereunder for any purpose for which a small business investment company is prohibited from providing funds by the SBIA and the Regulations thereunder.

                  X. Material Facts. Holding Company has provided Investor with all the information reasonably available to it that Investor has requested for deciding whether to purchase the Preferred Stock. This Agreement, the Confidential Business Plan and the documents or written statements furnished by Holding Company to Investor in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         6. Representations and Warranties of Investor. Investor hereby represents and warrants to Holding Company, as of the date hereof and as of the date of each additional issuance of Preferred Shares to such Investor pursuant to Post Closing Capital Calls, as follows:

                  A. Authorization; Binding Agreement. This Agreement, the Registration Rights Agreement and the Shareholders Agreement have been duly authorized, executed and delivered by Investor and each constitutes the legal, valid and binding obligation of Investor enforceable against it in accordance with its terms.

                  B. Investment Representations. Investor is acquiring the Preferred Stock and the Common Stock issuable upon conversion thereof (collectively the "Securities") solely for its own account as principal, for investment purposes only and not with a view to resale or distribution thereof in whole or in part, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. No other person has a direct or indirect beneficial interest in the Securities to be acquired by Investor hereunder and Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the Securities.

                  C. Accredited Investor; Residence. Investor is a Kentucky limited liability company and is an "accredited investor" as such term is defined under Regulation D of the Securities Act.

                  D. Receipt of Information; Restricted Securities. Investor acknowledges receipt of the Confidential Business Plan. Investor acknowledges that the Securities are not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. The Securities have not been and will not be approved or disapproved by the Securities and Exchange Commission or any other governmental authority or agency of any jurisdiction. Investor represents that Investor has had an opportunity to ask questions and receive answers from Holding Company regarding the terms and conditions of the offering of the Preferred Stock and the business, properties, prospects, and financial condition of Holding Company and to obtain additional information (to the extent Holding Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access. Investor's representations under this Section 6, however, shall not limit or modify the representations and warranties of Holding Company in Section 5 of this Agreement or the right of Investor to rely thereon.

                  E. Investment Experience. Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage or development and acknowledges that such Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Stock.

         7. Representations and Warranties of CATV Shareholders. The CATV Shareholders hereby, jointly and severally, represent and warrant to Holding Company and Investor as follows:

                  A. Authorization. Each of this Agreement and the Shareholders Agreement have been duly executed and delivered by the CATV Shareholders, and constitutes the legal, valid and binding obligation of the CATV Shareholders, enforceable against them in accordance with its terms.

                  B. Capitalization. The authorized capital stock of CATV consists of [i] 495,000 Common Shares with no par value per share ("CATV Common Shares"), of which at the date hereof 200,000 shares are validly issued and outstanding, fully paid and nonassessable and owned, beneficially and of record, as set forth on Schedule 1 attached hereto, and [ii] 250,000 Preferred Shares, no par value per share ("CATV Preferred Shares"), of which at the date hereof 50,000 shares are validly issued and outstanding, fully paid and nonassessable. 250,000 CATV Common Shares have been duly and validly reserved for issuance upon conversion of the CATV Preferred Shares, and 45,000 CATV Common Shares have been duly and validly reserved for issuance under CATV's Stock Option Plan. Except for (i) the conversion and other privileges of the CATV Preferred Shares, and
(ii) the rights provided in Section 9.A of the CATV Purchase Agreement and in the CATV Registration Rights Agreement and the CATV Shareholders Agreement (each as defined in the CATV Purchase Agreement), there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of CATV's capital stock or any instruments that can be converted into shares of CATV's capital stock. None of the shares of CATV's capital stock have been issued in violation of any preemptive right. All issuances, transfers or purchases of the capital stock of CATV (and any predecessor in interest to CATV) have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon, if any, have been paid. No former or present holder of any of the shares of capital stock of CATV (or any predecessor in interest to CATV) has any legally cognizable claim against CATV based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares of capital stock by CATV (or any predecessor in interest to CATV). Except for obligations of CATV to redeem CATV Preferred Shares as contemplated by Section 9.A of the CATV Purchase Agreement, there are no contractual obligations of CATV to repurchase, redeem or otherwise acquire any shares of capital stock of CATV. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of CATV may vote are issued or outstanding. CATV is not a party or subject to any agreement or understanding, and, to the CATV Shareholders' best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of CATV.

                  C. No Conflict. The execution and delivery of this Agreement and the Shareholders Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Articles of IncorporatiOn or Bylaws of CATV or result in any Violation of any material lease, agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CATV or the CATV Shareholders, or their respective properties or assets.

                  D. Consents. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to the CATV Shareholders in connection with the execution and delivery of this Agreement, or the consummation by the CATV Shareholders of the transactions contemplated hereby, which has not already been obtained.

                  E. Reaffirmation of Representations. The representations and warranties made by the CATV Shareholders to Investor in the Convertible Preferred Stock Purchase Agreement dated as of February 23, 1998 (the "CATV Purchase Agreement") by and among Investor and the CATV Shareholders are true and correct as of the date hereof as if made on and as of the date hereof.

                  F. Investment Representations. Each CATV Shareholder is acquiring the the shares of Holding Company Common Stock pursuant to this Agreement solely for its own account as principal, for investment purposes only and not with a view to resale or distribution thereof in whole or in part, and such CATV Shareholder has no present intention of selling, granting any participation in, or otherwise distributing such shares. No other person has a direct or indirect beneficial interest in the shares of Holding Company Common Stock to be acquired by the CATV Shareholders hereunder and such CATV Shareholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the shares of Holding Company Common Stock. Each CATV Shareholder acknowledges that the shares of Holding Company Common Stock are not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. Shares of Holding Company Common Stock have not been and will not be approved or disapproved by the Securities and Exchange Commission or any other governmental authority or agency of any jurisdiction. Each CATV Shareholder represents that it has had an opportunity to ask questions and receive answers from Holding Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of Holding Company and to obtain additional information (to the extent Holding Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such CATV Shareholder or to which such CATV Shareholder had access.

         8. Representations and Warranties of HSA Shareholders. The HSA Shareholders hereby, jointly and severally, represent and warrant to Investor and Holding Company, as follows:

                  A. Authorization. Each of this Agreement and the Shareholders Agreement have been duly executed and delivered by the HSA Shareholders, and constitutes the legal, valid and binding obligation of the HSA Shareholders, enforceable against them in accordance with its terms.

                  B. Capitalization. The authorized capital stock of HSA consists of [i] 4,950,000 Common Shares with no par value per share ("HSA Common Shares"), of which at the date hereof 2,000,000 shares are validly issued and outstanding, fully paid and nonassessable and owned, beneficially and of record, as set forth on Schedule 2 attached hereto, and [ii] 2,500,000 Preferred Shares, no par value per share ("HSA Preferred Shares"), of which at the date hereof 500,000 shares are validly issued and outstanding, fully paid and nonassessable. 2,500,000 HSA Common Shares have been duly and validly reserved for issuance upon conversion of the HSA Preferred Shares, and 450,000 HSA Common Shares have been duly and validly reserved for issuance under HSA's Stock Option Plan. Except for (i) the conversion and other privileges of the HSA Preferred Shares, and (ii) the rights provided in Section 10.A of the HSA Purchase Agreement and in the HSA Registration Rights Agreement and the HSA Shareholders Agreement (each as defined in the HSA Purchase Agreement), there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of HSA's capital stock or any instruments that can be converted into shares of HSA's capital stock. None of the shares of HSA's capital stock have been issued in violation of any preemptive right. All issuances, transfers or purchases of the capital stock of HSA (and any predecessor in interest to HSA) have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon, if any, have been paid. No former or present holder of any of the shares of capital stock of HSA (or any predecessor in interest to HSA) has any legally cognizable claim against HSA based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares of capital stock by HSA (or any predecessor in interest to HSA). Except for obligations of HSA to redeem HSA Preferred Shares as contemplated by Section 10.A of the HSA Purchase Agreement, there are no contractual obligations of HSA to repurchase, redeem or otherwise acquire any shares of capital stock of HSA. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of HSA may vote are issued or outstanding. HSA is not a party or subject to any agreement or understanding, and, to the HSA Shareholders' best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of HSA.

                  C. No Conflict. The execution and delivery of this Agreement and the Shareholders Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Articles of IncorporatiOn or Bylaws of HSA or result in any Violation of any material lease, agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HSA or the HSA Shareholders, or their respective properties or assets.

                  D. Consents. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to the HSA Shareholders in connection with the execution and delivery of this Agreement, or the consummation by the HSA Shareholders of the transactions contemplated hereby, which has not already been obtained.

                  E. Reaffirmation of Representations. The representations and warranties made by Pitcock and Gans to Investor in the Convertible Preferred Stock Purchase Agreement dated as of April 3, 1998 (the "HSA Purchase Agreement") by and among Investor and the HSA Shareholders are true and correct as of the date hereof as if made on and as of the date hereof.

                  F. Investment Representations. Each HSA Shareholder is acquiring the the shares of Holding Company Common Stock pursuant to this Agreement solely for its own account as principal, for investment purposes only and not with a view to resale or distribution thereof in whole or in part, and such HSA Shareholder has no present intention of selling, granting any participation in, or otherwise distributing such shares. No other person has a direct or indirect beneficial interest in the shares of Holding Company Common Stock to be acquired by the HSA Shareholders hereunder and such HSA Shareholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the shares of Holding Company Common Stock. Each HSA Shareholder acknowledges that the shares of Holding Company Common Stock are not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. Shares of Holding Company Common Stock have not been and will not be approved or disapproved by the Securities and Exchange Commission or any other governmental authority or agency of any jurisdiction. Each HSA Shareholder represents that it has had an opportunity to ask questions and receive answers from Holding Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of Holding Company and to obtain additional information (to the extent Holding Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such HSA Shareholder or to which such HSA Shareholder had access.

         9. Survival of Representations and Warranties. All representations and warranties contained in this Agreement by any party to this Agreement and any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be continuous and shall survive the Closing and the issuance of all shares of Holding Company's capital stock as contemplated hereunder for a period of two (2) years. Each party shall have the right to rely on each other party's representations and warranties made herein, notwithstanding any investigation conducted by such party.

         10.      Indemnification.

                  A. Indemnification by Holding Company. Holding Company shall indemnify and reimburse Investor for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") suffered or incurred by Investor, any successors or assigns thereto as a result of, or with respect to:

                           [1] Any breach or inaccuracy of any representation or warranty of Holding Company set forth in Section 5;

                           [2] Any breach of or noncompliance by Holding Company with any covenant or agreement of Holding Company contained in this Agreement, unless such breach or noncompliance results from any action or failure to act by the Board of Directors of the Holding Company, a majority of which has been elected by Investor;

                           [3] Any act or omission of Holding Company or its employees, agents or representatives, or of Holding Company's predecessors in interest, occurring prior to the Closing Date which results in any Loss arising under the Environmental Laws, or the ownership, use, control or operation by Holding Company or its predecessors in interest of any of the current or former properties of

         Holding Company which results in any Loss arising under the Environmental Laws or the release of any substance into the environment prior to the Closing Date; and

                           [4] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                  B. Indemnification by Investor. Investor shall indemnify and reimburse Holding Company for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) suffered or incurred by Holding Company or any successors or assigns thereto as a result of, or with respect to:

                           [1] Any breach or inaccuracy of any representation or warranty of Investor set forth in Section 6;

                           [2] Any breach of or noncompliance by Investor with any covenant or agreement of Investor contained in this Agreement; and

                           [3] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                  C. Indemnification by CATV Shareholders. The CATV Shareholders shall indemnify and reimburse Investor and Holding Company for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) suffered or incurred by Investor or Holding Company or any successors or assigns thereto as a result of, or with respect to:

                           [1] Any breach or inaccuracy of any representation or warranty of the CATV Shareholders set forth in Section 7;

                           [2] Any breach of or noncompliance by the CATV Shareholders with any covenant or agreement of the CATV Shareholders contained in this Agreement; and

                           [3] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                  D. Indemnification by HSA Shareholders. HSA Shareholders shall indemnify and reimburse Holding Company and Investor for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) suffered or incurred by Investor or Holding Company or any successors or assigns thereto as a result of, or with respect to:

                           [1] Any breach or inaccuracy of any representation or warranty of the HSA Shareholders set forth in Section 8;

                           [2] Any breach of or noncompliance by the HSA Shareholders with any covenant or agreement of the HSA Shareholders contained in this Agreement; and

                           [3] any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

         11.      Covenants.

                  A. Redemption Rights. At any time and from time to time from and after April 3, 2003 but prior to the Holding Company's completed underwritten initial public offering, Investor shall have the right and option to sell to Holding Company, and Holding Company shall buy, Investor's shares of capital stock of Holding Company (the "Put") at a price per share (the "Put Purchase Price") equal to the greater of (a) the initial purchase price per share of Investor's shares, plus accrued but unpaid dividends through the date of the Put Closing (as defined below), or (b) the fair market value per share (without application of any discount for lack of marketability or minority position) as determined by a qualified, independent appraiser experienced in valuation of shares of companies similar to Holding Company (the "Qualified Appraiser") acceptable to both Holding Company and Investor. If the Investor and Holding Company are unable to agree upon a Qualified Appraiser, each of them shall separately designate a Qualified Appraiser. Such Qualified Appraisers shall jointly designate a definitive Qualified Appraiser, and such definitive Qualified Appraiser's determination shall be the fair market value of Investor's shares of Holding Company stock and shall be conclusive and binding upon the parties. The fees and expenses of the definitive Qualified Appraiser shall be borne equally by Holding Company and the Investor. The closing (the "Put Closing") shall take place at a time and place mutually agreed upon by Investor and Holding Company on or before the 180th day after written notice of exercise of the Put is given to Holding Company by Investor, or if Investor and Holding Company shall not agree on the time and place, the Put Closing shall take place at the principal office of Holding Company in Louisville, Kentucky at 10:00 a.m. on the 180th day after written notice of exercise is given, unless such day is a Saturday, Sunday or holiday, in which case it shall occur on the next business day. The Put Purchase Price shall be paid in cash at Closing.

                  B. Financial Reporting. For periods commencing on or after the Closing Date, Holding Company shall deliver or cause to be delivered to Investor monthly and year-to-date balance sheets and income and cash flow statements (each as compared to budget and the comparable prior year period), a monthly written summary of operations and such other information and data with respect to Holding Company as Investor may reasonably request. Such monthly reports shall be provided on or before fifteen (15) days following the end of each month. Not later than thirty (30) days prior to the end of each fiscal year, Holding Company shall provide a business plan and projections for the next fiscal year. Annual audits of the Holding Company's financial statements for periods commencing on or after January 1, 1998 shall be performed by an independent accounting firm acceptable to a majority of the holders of the Preferred Stock and copies thereof shall be delivered to Investor on or before the 120th day following the end of Holding Company's fiscal year.

                  C. Indebtedness for Borrowed Money. Holding Company shall not, without the prior consent of a majority of Holding Company's directors, incur in any fiscal year any obligations for borrowed money or leases in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

                  D. Board of Directors. Effective as of the Closing, the directors of Holding Company shall be David A. Jones, Jr., Robert Saunders, Irving Bailey, Michael Gellert, Ronnie W. Pitcock, W. Kent Oyler, III and Joseph
S. Gans, III. The directors of the Holding Company shall appoint a Compensation Committee composed of non-management directors of Holding Company, which Committee shall determine management compensation and awards of stock options. In addition, Investor shall have "observer" rights pursuant to which it (or its representatives) shall be entitled to attend and observe all meetings of the Board of Directors of the Holding Company. Such observers, if any, shall have no right to vote on any matter brought before the Board of Directors. Holding Company shall pay the reasonable expenses of any Preferred Director (as defined in the Certificate) and of Investor and its representatives incurred in attending meetings of the Board of Directors or other business of Holding Company.

                  E. Reservation of Shares. On and after the Closing Date, Holding Company will reserve and keep reserved at all times sufficient shares of Common Stock for issuance upon conversion of the Preferred Stock pursuant to Paragraph B.4(a) of Article IV of the Certificate. Immediately prior to the occurrence of any event that would cause the number of shares of Common Stock into which the Preferred Stock would be convertible to be determined in accordance with Paragraph B.4(b) of Article IV of the Certificate, the Holding Company shall take any and all actions necessary to permit such conversion. Upon conversion of any shares of Preferred Stock, Holding Company will promptly issue and deliver the shares of Common Stock required to be delivered.

                  F. Use of Proceeds. The proceeds from the sale of the Preferred Stock pursuant to this Agreement shall be used by Holding Company for working capital or for any other purpose approved by the Board of Directors of the Holding Company.

                  G. Prohibited Matters. From and after the date hereof, Holding Company shall not, without the consent of the holders of the majority of the then outstanding Preferred Shares:

                  [1] Effect any transaction that results in a change of control of the Holding Company;

                  [2] Materially change the nature of the Holding Company's business;

                  [3] Effect a liquidation, dissolution, merger or sale of the Holding Company or sell substantially all of its assets;

                  [4] Amend its articles of incorporation or bylaws;

                  [5] Redeem or pay any dividend or distribution on its common stock;

                  [6] Issue any class or series of equity securities or equivalents thereof except pursuant to a management stock option plan approved by the Board of Directors of Holding Company or upon conversion of the Preferred Shares;

                  [7] Except for transactions with Investor, engage in any transactions with "affiliates", which for the purposes of this Agreement, shall mean (i) any director or officer of Holding Company or holder of Holding Company's capital stock, (ii) any person or entity, directly or indirectly, controlling, controlled by or under common control with any such person or entity, and (iii) in the case of a natural person, members of his or her immediate family or a trust for their benefit; or

                  [8] Take any other actions that would materially affect the holders of the Preferred Shares.

                  H. Consulting Fee. Holding Company shall accrue $20,000 quarterly as a consulting fee to Chrysalis Ventures, LLC. Such consulting fees shall be accrued but not paid until the earlier of (i) a determination by Holding Company's board of directors that Holding Company has sufficient cash flow to pay such fees, or (ii) Holding Company produces after-tax quarterly profits in excess of $100,000 for two consecutive quarters. Each of the parties hereto acknowledges and agrees that such consulting fees shall be paid by Holding Company in lieu of consulting fees payable to Chrysalis Ventures, LLC pursuant to the CATV Purchase Agreement or the HSA Purchase Agreement.

         12. Post-Closing Capital Calls. In consideration of the mutual covenants and agreements contained herein, [i] Investor, CATV and the CATV Shareholders agree that the rights and obligations of CATV and Investor pursuant to the Post Closing Capital Calls provided for in Section 1 of the CATV Purchase Agreement shall, at the Closing, terminate and be of no further force or effect; and [ii] Investor, HSA and the HSA Shareholders agree that the rights and obligations of HSA and Investor pursuant to the Post Closing Capital Calls provided for in Section 1 of the HSA Purchase Agreement shall, at the Closing, terminate and be of no further force or effect.

         13. Public Statements. None of the parties hereto shall, without the prior written approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement.

         14. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally:

         If to Holding Company, to:                  High Speed Access Corp.
                                                     1850 National City Tower
                                                     101 South Fifth Street
                                                     Louisville, Kentucky  40202

         If to Investor, to:                         Broadband Solutions, LLC
                                                     1850 National City Tower
                                                     101 South Fifth Street
                                                     Louisville, Kentucky  40202

         With a copy to:                             Patrick W. Mattingly, Esq.
                                                     Wyatt, Tarrant & Combs
                                                     2800 Citizens Plaza
                                                     Louisville, KY  40202

         If to the HSA Shareholders, to:             Ron Pitcock
                                                     3800 Lark Bunting Lane
                                                     Littleton, Colorado  80127

         If to the CATV Shareholders, to:            W. Kent Oyler, III
                                                     Suite 210
                                                     1000 West Ormsby Avenue
                                                     Louisville, Kentucky  40210

or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

         15. Parties in Interest; Assignment. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement is not assignable and any other purported assignment shall be null and void, provided that Investor may assign its rights and obligations under this Agreement to any of its affiliates that may purchase any of the Preferred Stock held by Investor. Notwithstanding such permitted assignment, Investor shall not be released from its obligations hereunder. The term "affiliate" as used in this Section 15 shall include, without limitation, [i] any director or executive officer of such person or of an affiliate of such person, [ii] a parent, spouse or child (a "relative") of such director or executive officer, [iii] any group, acting in concert, of such director, executive officer or relative (a "group"), [iv] any person controlled by any such director, executive officer, relative or group, and [v] any person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in such person.

         16. Construction; Governing Law. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky as applied to agreements among Kentucky residents entered into and performed entirely within Kentucky.

         17. Entire Agreement; Amendment and Waiver. This Agreement, including the Schedules and Exhibits hereto, constitutes and contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Holding Company and Investor (or its permitted assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and Holding Company.

         18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         20. Expenses. Holding Company agrees, upon consummation of the transactions contemplated by this Agreement, to pay all reasonable legal and out-of-pocket expenses incurred by Investor in connection with this Agreement and the transactions contemplated hereunder, including, without limitation: (i) all fees and expenses of Wyatt, Tarrant & Combs, in connection with this Agreement and the transactions contemplated hereunder, and (ii) all expenses, including reasonable attorneys' fees and expenses, incurred by Investor with respect to the enforcement of any rights or provisions of this Agreement, or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereunder.

         21. Time of Essence. Time is of the essence to the performance of the obligations set forth in this Agreement.

         22. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Shareholders Agreement, the Registration Rights

Agreement, any Ancillary Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         23. Rights of Investor. Each holder of Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Preferred Stock, including without limitation the right to consent to the waiver of any obligation of Holding Company under this Agreement and to enter into an agreement with Holding Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Preferred Stock (or Common Stock issued upon conversion thereof) with respect to exercising or refraining from exercising any such right or rights.


                  IN WITNESS WHEREOF, Holding Company and Investor have caused this Agreement to be executed as of the day and year first written above.

                               "HOLDING COMPANY"

                               HIGH SPEED ACCESS CORP.


                               By: /s/ W. Kent Tyler, III
                                  ________________________________

                               Title:    CEO
                                     _____________________________

                               "CATV SHAREHOLDERS"

                               COLORADO LIMITED PARTNERSHIP


                               By  /s/ W. Kent Tyler, III
                                  ________________________________

                               Title         G.P.
                                     _____________________________

                               Address: __________________________
                                        __________________________


                               OPM SERVICES, INC.



                               By  /s/ W. Kent Tyler, III
                                  ________________________________

                               Title     President
                                     _____________________________

                               Address: __________________________
                                        __________________________


                               GIBBS FAMILY LIMITED PARTNERSHIP



                               By  /s/ David F. Gibbs
                                  ________________________________

                               Title      G.P.
                                     _____________________________

                               Address: __________________________
                                        __________________________

                               "HSA SHAREHOLDERS"

                               /s/ Ronnie W. Pitcock
                               -----------------------------------
                               RON PITCOCK, on behalf of Pitcock
                               Family Limited Partnership

                               /s/ Joseph S. Gans, III
                               -----------------------------------
                               JOSEPH S. GANS, III

                               /s/ Joseph W. Aman
                               -----------------------------------
                               JOSEPH W. AMAN

                               /s/ Lawrence Shewack
                               -----------------------------------
                               LAWRENCE SHEWACK

                               /s/ John Howell
                               -----------------------------------
                               JOHN HOWELL

                               /s/ Terrence J. Herron
                               -----------------------------------
                               TERRENCE J. HERRON


                               "INVESTOR"

                               BROADBAND SOLUTIONS, LLC


                               By: /s/ David A. Jones, Jr.
                                  ________________________________

                               Title:   Member
                                     _____________________________


                                      A-i